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                                                                    Exhibit 32.1


                           SECTION 1350 CERTIFICATION

      Carl E. Sassano, the Chief Executive Officer of Transcat, Inc. and Charles
P. Hadeed, the Chief Financial Officer of Transcat, Inc. certify that (i) the Annual Report on Form 10-K/A for the year ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Annual Report on Form 10-K/A for the year ended March 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Transcat, Inc.

      A signed original of this written statement required by Section 906 has been provided to Transcat, Inc. and will be retained by Transcat, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.




Date: June 17, 2004        /s/ Carl E. Sassano
                           -----------------------------------------------------
                           Carl E. Sassano
                           Chairman, President and Chief Executive Officer


Date: June 17, 2004        /s/ Charles P. Hadeed
                           -----------------------------------------------------
                           Charles P. Hadeed
                           Vice President of Finance and Chief Financial Officer